Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Elicio Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	1,032,702	$8.24(4)	$8,509,464.48(4)	$0.00014760	$1,255.99(4)
Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	457(c)	1,213,000	$6.95(3)	$8,430,350(3)	$0.00014760	$1,244.32(3)

	Total Offering Amount					$16,939,815		$2,500.31
	Total Fees Previously Paid							$1,244.32(3)
	Total Fee Offsets							—
	Net Fee Due							$1,255.99

(1) The shares of common stock will be offered for resale by the selling stockholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2) The registration statement registers the resale of up to 2,245,702 shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant, which consists of (i) 1,213,000 shares of Common Stock held by the selling stockholder and (ii) up to 1,032,702 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock by the selling stockholder.

(3) The registrant previously paid a registration fee of $1,244.32 in connection with the initial filing of this Registration Statement on Form S-3 on March 29, 2024.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share is based on the average of the high and the low price of Registrant’s common stock as reported on The Nasdaq Global Market on May 28, 2024.